Exhibit 4.2

FORM OF DEBENTURE

THIS RENEWABLE SECURED DEBENTURE (THE “DEBENTURE”) OF GWG HOLDINGS, INC. (THE “COMPANY”) IS SUBJECT TO THE TERMS OF THE INDENTURE, WHICH AMONG OTHER PROVISIONS, CONTAINS REQUIREMENTS RELATING TO ANY TRANSFER OF THIS DEBENTURE BY THE HOLDER, INCLUDING THE PRIOR CONSENT OF THE COMPANY TO ANY SUCH TRANSFER. THE INDENTURE HAS BEEN FILED AS EXHIBIT 4.1 TO THE COMPANY’S REGISTRATION STATEMENT ON FORM S-1 FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ON OR ABOUT                     , 2011, PURSUANT TO WHICH THIS DEBENTURE HAS BEEN ISSUED BY THE COMPANY.

THE COMPANY MAY REDEEM THIS DEBENTURE, IN WHOLE OR IN PART, IN ACCORDANCE WITH THE TERMS OF THE INDENTURE.

GWG HOLDINGS, INC.

Incorporated under the Laws of Delaware

RENEWABLE SECURED DEBENTURES

Registered No.:	Registered Principal Amount: $
Issue Date:	Interest Rate:
Term:	Interest Payment Schedule:
Maturity Date:	Payment Date (for interest):

GWG Holdings, Inc., a corporation created under the laws of the State of Delaware (the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to                                                  , or registered assigns, the principal sum of                                  Dollars ($            ) on the Maturity Date and to pay accrued and unpaid interest hereon from the Issue Date set forth above, or from the most recent Payment Date to which interest has been paid or duly provided for, beginning on the first Payment Date after the Issue Date (the “Initial Payment Date”) and on each subsequent Payment Date thereafter at the Interest Rate set forth above, until the principal hereof is paid or made available for payment; provided, however, that if the Payment Date is within five Business Days of the Issue Date, then the first payment will be made in the following month and will include the interest earned since the Issue Date. Interest shall accrue on the principal amount for the period from the later of the Issue Date of this Debenture or the last Payment Date upon which an interest payment was made until and including the day before the following Payment Date. Initially capitalized terms used but not defined herein shall have the respective meanings given such terms in the Indenture.

The principal hereof is subject to optional redemption by the Company and optional repurchase at the request of the Holder, as provided in the Indenture, and if not so redeemed or repurchased, shall be due and payable in full on the Maturity Date, which also shall constitute a Payment Date (as such term is defined in the Indenture). The principal and interest so payable and punctually paid or duly provided for on any Payment Date, as provided in the Indenture, will be paid to the Person in whose name this Debenture is registered (the “Holder”) at the close of business on the Regular Record Date (or Maturity Record Date, as applicable) for such Payment Date. Payment of the principal of and interest on this

Debenture will be made at the office of the Paying Agent, or in such other office as may be selected in accordance with the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that at the option of the Company payment of interest may be made in United States dollars by wire or by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register.

Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the Certificate of Authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

No recourse shall be had for the payment of the principal or interest of this Debenture against any Company incorporator, stockholder, officer, director, employee or agent by virtue of any statute or by enforcement of any assessment or otherwise; and any and all liability of incorporators, stockholders, directors, officers, employees and agents of the Company being released hereby.

IN WITNESS WHEREOF, the Company has caused this Renewable Secured Debenture to be signed in its name by the manual or facsimile signature of its Chief Executive Officer and attested to by the manual or facsimile signature of its Secretary.

GWG HOLDINGS, INC.

By:	Dated:
Name:
Title:

ATTEST:

Secretary

CERTIFICATE OF AUTHENTICATION

This Debenture is one of the Renewable Secured Debentures referred to in the within-mentioned Indenture.

BANK OF UTAH (as Trustee)

By:		Dated:
Authorized Signature

REVERSE SIDE OF DEBENTURE

This Debenture is one of a duly authorized issue of Renewable Secured Debentures of the Company designated as its Renewable Secured Debentures (the “Debentures”) in the maximum aggregate principal amount of up to $250,000,000, issued and to be issued under an Indenture, dated as of                     , 2011 (the “Indenture”), between the Company and Bank of Utah, as Trustee (the “Trustee,” which term includes any successor Trustee under the Indenture). Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders, and for a statement of the terms upon which the Debentures are, and are to be, authenticated and delivered. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

The Debentures are general obligations of the Company. The payment of the principal of and interest on this Debenture is expressly subordinated, as provided in the Indenture, to the payment of all Senior Debt and, by the acceptance of this Debenture, the Holder hereof agrees, expressly for the benefit of the present and future holders of Senior Debt, to be bound by the provisions of the Indenture relating to such subordination and authorizes and appoints as such Holder’s attorney-in-fact, the Trustee, to take such action on such Holder’s behalf as may be necessary or appropriate to effectuate such subordination.

The Company may, at its option, at any time redeem this Debenture either in whole or from time to time in part prior to the Maturity Date by providing at least thirty 30 days written notice to the Holder. If this Debenture shall be redeemed by call for redemption and payment be duly provided therefor as specified in the Indenture, interest shall cease to accrue on this Debenture.

This Debenture may be transferred and exchanged only as provided in the Indenture. This Debenture may not be assigned, transferred or otherwise alienated without the prior written consent of the Company and shall be subject to the Company’s right to demand and receive an opinion of Holder’s legal counsel (which counsel shall be reasonably acceptable to the Company) that the transfer does not violate any applicable securities laws. The Company may also require a signature guarantee.

Approximately 30 days prior to the Maturity Date, the Company will send the Holder a Notice of Maturity to notify the Holder of the Maturity Date. If in the Notice of Maturity the Company does not notify the Holder of its intention to repay this Debenture, and unless at least 15 days prior to the Maturity Date, the Holder has not demanded repayment of this Debenture, this Debenture shall be automatically renewed for an additional term equal to the term of the maturing Debenture and shall be deemed to have been renewed by the Holder and the Company as of the Maturity Date, such that a new Debenture shall be deemed to have been issued as of such Maturity Date. This Debenture will continue to renew as described herein absent some action permitted under the Indenture and this Debenture by either the Holder or the Company. Interest on the renewed Debenture shall accrue from the Issue Date thereof, which is the first day of such renewed term. This renewed Debenture will be deemed to have identical terms and provisions as the maturing Debenture, including provisions relating to payment, except that the interest rate payable during the term of the renewed Debenture shall be the interest rate which is being offered by the Company on other Debentures with the same term as of the Issue Date of such renewal. If other Debentures with the same term are not then being offered on the Issue Date of such renewal, the interest rate upon renewal will be the rate specified by the Company on or before the Maturity Date, or the Debenture’s existing rate if no such rate is specified. If the Company gives notice to the Holder of the Company’s intention to repay the Debenture at maturity, the Company shall pay the Holder the principal amount and accrued and unpaid interest thereon on the Payment Date next following the Maturity Date, and, provided such payment is timely made, no interest will accrue after the Maturity Date. Otherwise, if the Holder requests repayment at least 15 prior to the Maturity Date, no interest will accrue after the

Maturity Date and the Holder will be sent payment upon the Payment Date next following the Maturity Date; provided that any interest paid to the Holder accruing after the Maturity Date shall be deducted from such payment.

If an Event of Default shall occur and be continuing, the outstanding principal of this Debenture may be declared due and payable in the manner and with the effect provided in the Indenture. The Company shall pay all costs of collection, whether or not judicial proceedings are instituted, in the manner provided in the Indenture. The Indenture provides that such declaration and its consequences may, in certain events, be waived by the Holders of a majority in principal amount of the Debentures outstanding.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of Debentures at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages of aggregate principal amount of the Debentures at the time outstanding, on behalf of the Holders of all of the Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

No reference herein to the Indenture and no provision of this Debenture or of the Indenture or amendment or modification hereof or thereof shall alter or impair the obligation of the Company to pay the principal of and interest on this Debenture at the times, place and rate and in the coin or currency herein prescribed.

In the event of a consolidation or merger of the Company into, or of the transfer of its assets substantially as an entirety to, a successor entity in accordance with the Indenture, such successor entity shall assume payment of the Debenture and the performance of every covenant of the Indenture on the part of the Company, and in the event of any such transfer, the Company (or the successor entity in the event of a subsequent consolidation, merger or transfer) shall be discharged from all obligations and covenants in respect of the Debentures and the Indenture and may be dissolved and liquidated, all as more fully set forth in the Indenture.

The Debentures are originally issuable in such denominations as may be designated from time to time by the Company, but in no event in an original denomination less than $1,000. Subject to the provisions of the Indenture (including without limitation Section 2.6 thereof), the transfer of this Debenture is registerable in the Securities Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Registrar duly endorsed by or accompanied by a written instrument of transfer in the form printed on this Debenture or in another form satisfactory to the Company and the Registrar duly executed by the Holder hereof or such Holder’s attorney, duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. The Registrar may assess service charges for any such registration or transfer or exchange, and the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Debenture shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of law provisions thereof.

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer this Debenture)

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

(Please print name and address of transferee above)

this Debenture, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                 , as attorney-in-fact, to transfer the within Debenture on the books kept for registration of the issuing corporation, with full power of substitution.

Dated:

Signature:

(Signature must conform in all respects to name of holder as specified on the face of the Debenture)

Social Security or Other Identifying Number of Transferee:

Signature Guaranteed: